UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________________
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
____________________
Markel Corporation
(Exact name of registrant as specified in its charter)
____________________

Virginia	54-1959284
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4521 Highwoods Parkway Glen Allen, Virginia	23060-6148
(Address of Principal Executive Offices)	(Zip Code)
Markel Corporation Retirement Savings Plan
(Full title of the plan)
Richard R. Grinnan, Senior Vice President, Chief Legal Officer and Secretary
4521 Highwoods Parkway
Glen Allen, Virginia 23060-6148
(804) 747-0136
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financing accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee

Common Stock, no par value	100,000 shares	$1,079.39	$107,939,000	$11,776.14

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the Securities Act), this Registration Statement also covers an indeterminate amount of additional securities that may be offered or sold pursuant to the terms of the Markel Corporation Retirement Savings Plan, which provide for a change in the amount or type of securities being offered or sold to prevent dilution as a result of stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) under the Securities Act. Based on the average of the high and low prices for the registrant’s common shares on the New York Stock Exchange as of a specified date (February 17, 2021) within five business days of the date of filing of this Registration Statement.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
This Registration Statement on Form S-8, filed by Markel Corporation, a Virginia corporation (the registrant), registers an additional 100,000 common shares, no par value per share, for issuance under the Markel Corporation Retirement Savings Plan (the plan), plus an indeterminate amount of participation interests to be offered or sold pursuant to the plan. Pursuant to General Instruction E of Form S-8, the registrant hereby incorporates by reference the contents of its Form S-8 Registration Statement No. 333-178051 (filed November 18, 2011), other than as superseded hereby.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
The following documents of the registrant filed with the the Securities and Exchange Commission (the Commission) are incorporated by reference in this Registration Statement:
(1)The registrant’s Annual Report on Form 10-K for the year ended December 31, 2020;
(2)The registrant’s Current Report on Form 8-K filed February 2, 2021; and
(3)The plan's Annual Report on Form 11-K for the fiscal year ended December 31, 2019; and
(4)The description of the registrant's Common Stock contained in the registrant's Registration Statement on Form 8-A filed on April 17, 2000 under Section 12(b) of the Securities Exchange Act of 1934, as amended (the Exchange Act), including any amendment or report filed for the purpose of updating such description.
All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement but prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 5.	Interests of Named Experts and Counsel.
Richard R. Grinnan, Senior Vice President, Chief Legal Officer and Secretary of the registrant, has opined as to the legality of the original issuance of securities, if any, that may be offered by this Registration Statement. Mr. Grinnan is an eligible participant under the Markel Corporation Retirement Savings Plan.

Item 8.	Exhibits.

Exhibit No.	Description

4.1(a)	Amended and Restated Articles of Incorporation (incorporated by reference from Exhibit 3.1 in the registrant’s report on Form 8-K filed with the Commission May 13, 2011)
4.1(b)	Articles of Amendment to the Amended and Restated Articles of Incorporation (incorporated by reference from Exhibit 3.1 in the registrant's report on Form 8-K filed with the Commission May 27, 2020)
4.2	Bylaws, as amended and restated May 11, 2020 (incorporated by reference from Exhibit 3.2 in the registrant's report on Form 10-Q filed with the Commission for the quarter ended June 30, 2020)
5.1	Opinion of Richard R. Grinnan, counsel to the registrant (filed herewith)
23.1	Consent of Richard R. Grinnan, counsel to the registrant (included in Exhibit 5.1)
23.2	Consents of KPMG LLP (filed herewith)
24	Power of Attorney (filed herewith)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on February 19, 2021.

MARKEL CORPORATION

By:	/s/ Jeremy A. Noble
Jeremy A. Noble Senior Vice President and Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 19, 2021.

Signature	Title
/s/ Steven A. Markel* Steven A. Markel	Chairman of the Board, Director
/s/ Thomas S. Gayner Thomas S. Gayner	Co-Chief Executive Officer, Director (Co-Principal Executive Officer)
/s/ Richard R. Whitt, III Richard R. Whitt, III	Co-Chief Executive Officer, Director (Co-Principal Executive Officer)
/s/ Jeremy A. Noble Jeremy A. Noble	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Oscar Guerrero Oscar Guerrero	Chief Accounting Officer (Principal Accounting Officer)
/s/ Mark M. Besca* Mark M. Besca	Director
/s/ K. Bruce Connell* K. Bruce Connell	Director
/s/ Diane Leopold* Diane Leopold	Director
/s/ Lemuel E. Lewis* Lemuel E. Lewis	Director
/s/ Anthony F. Markel* Anthony F. Markel	Director
/s/ Darrell D. Martin* Darrell D. Martin	Director
/s/ Harold L. Morrison, Jr* Harold L. Morrison, Jr.	Director
/s/ Stewart M. Kasen* Stewart M. Kasen	Director
/s/ Michael O'Reilly* Michael O’Reilly	Director
/s/ A. Lynne Puckett* A. Lynne Puckett	Director
*By: /s/ Richard R. Grinnan
Name:    Richard R. Grinnan
Title:    Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee of the Markel Corporation Retirement Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on February 19, 2021.

Markel Corporation Retirement Savings Plan

By:	/s/ Susan L. Davies
Susan L. Davies Administrative Committee Member
4